UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported) November 14, 2005
                                                        -----------------


                              SENSE HOLDINGS, INC.
                              --------------------
             (Exact name of registrant as specified in its charter)


            Florida                    333-87293               82-0326560
  ----------------------------        ------------         -------------------
  (State or other jurisdiction        (Commission            (IRS Employer
        of incorporation)             File Number)         Identification No.)


                 4503 N.W. 103rd Avenue, Sunrise, Florida 33351
               ---------------------------------------------------
               (Address of principal executive offices) (Zip Code)


        Registrant's telephone number, including area code 954-726-1422
                                                           ------------


          -------------------------------------------------------------
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

    [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         On November 7, 2005, Sense Holdings, Inc. (the "Company") entered into a Cooperative Research and Development Agreement ("CRADA") with UT-Battelle, LLC. UT-Battelle, LLC manages the Oak Ridge National Laboratory ("ORNL"), a multiprogram science and technology laboratory, for the United States Department of Energy. The CRADA Agreement became effective on November 7, 2005.

         The CRADA follows the August 1, 2005 License Agreement between Sense Holdings and UT-Battelle, LLC, under which UT-Battelle granted the Company the exclusive right to manufacture, use, sell, offer for sale and sublicense yet to be developed products incorporating the licensed patents, relating to (a) chemical vapor detection and (b) the detection of unexploded ordnance, including bombs, grenades, rockets and other unexploded devices. Under the CRADA, the parties will seek to develop a hand-held sensor with high sensitivity and selectivity for the detection of explosives, initially, and then to expand the capabilities of the hand-held sensor to include chemical and biological warfare agents and narcotics.

         As consideration for the services to be provided UT-Battelle, LLC under the CRADA, the Company agreed to:

      o Pay UT-Battelle $150,000 at the time of signing the CRADA, which amount has been paid;

      o  Pay UT-Battelle $65,000 on or before January 7, 2006; and

      o Pay to UT-Battelle on-going funding of $65,000 per month thereafter for the balance of the CRADA until a total of $589,000 has been paid.

         The term of the CRADA Agreement continues for nine months after the effective date of the CRADA; however, either party may terminate the CRADA on 30 days' written notice to the other party. The CRADA Agreement contains milestones for the development of products incorporating the licensed patents. In the event the Company fails to make required payments to UT-Battelle, LLC or fails to achieve the stated milestones, UT-Battelle, LLC or Sense Holdings has the right to terminate the CRADA Agreement.

         In the event that the CRADA results in the development of a handheld explosives detector, Sense Holdings will have exclusive manufacturing and marketing rights to the product so developed. There is no assurance that the CRADA will result in the development of one or more commercially viable products.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       SENSE HOLDINGS, INC.



Date:  November 14, 2005              By: /s/ Dore Scott Perler
                                           ---------------------
                                           Dore Scott Perler,
                                           President and Chief Executive Officer


                                      - 3 -